Exhibit 99.1

Hologic Announces Financial Results for Second Quarter of Fiscal 2019

– Revenue of $818.4 Million Grows 3.7%, 5.2% in Constant Currency –

– Company Posts GAAP Loss per Share of ($1.01) Due to Non-Cash Charges, Non-GAAP Diluted Earnings per Share (EPS) of $0.58 –

– Company Raises Full-Year Guidance for Revenue and Non-GAAP EPS –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--May 1, 2019--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal second quarter ended March 30, 2019.

“We posted strong results in our second fiscal quarter, with both revenues and non-GAAP EPS exceeding our guidance ranges,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “Growth was again driven by our largest businesses, Breast Health and Molecular Diagnostics. Our international franchises continued to perform well, our Surgical division strengthened, and our recent Breast Health acquisitions are off to a great start.”

Key Results

  Total revenue of $818.4 million increased 3.7%, or 5.2% in constant currency, compared to the prior year period.
  On a GAAP basis, the Company recorded a loss per share of ($1.01) due primarily to non-cash impairment charges totaling $443.8 million related to Medical Aesthetics. On a non-GAAP basis, the Company recorded diluted EPS of $0.58, an increase of 9.4% compared to the prior year period.
  Global Molecular Diagnostics revenue of $167.8 million increased 11.4%, or 12.8% in constant currency, representing its highest growth rate in six quarters.
  Global Breast Health revenue of $321.5 million increased 7.1%, or 8.4% in constant currency, continuing strong recent performance.
  Global GYN Surgical revenue of $102.2 million increased 2.8%, or 4.1% in constant currency, representing its highest growth rate in seven quarters.
  International revenue of $202.9 million increased 1.0%, or 6.9% in constant currency. All businesses grew solidly outside the United States except Medical Aesthetics, which declined.
  Hologic’s innovation pipeline continued to be productive. Recent new product launches include the Aptima® Mycoplasma genitalium assay and the Unifi™ Analytics business intelligence tool for mammography centers in the United States, the Omni™ hysteroscope in Europe and Canada, and the LOCalizer™ wireless breast lesion localization system in Europe. In addition, the Aptima® HIV-1 Quant Dx Assay received two new CE marks in Europe – for early infant diagnosis and testing dried blood spots.
  The Company opened a state-of-the-art Learning and Experience Centre in Zaventem, Belgium, to provide comprehensive training for customers, healthcare professionals and employees in the region.

Key financial results for the fiscal second quarter are shown in the table below.

	GAAP			Non-GAAP
	Q2’19	Q2’18	Change Increase (Decrease)	Q2’19	Q2’18	Change Increase (Decrease)
Revenues	$818.4	$789.3	3.7%	$818.4	$789.3	3.7%
Gross Margin	5.2%	52.6%	(4,740 bps)	61.0%	62.7%	(170 bps)
Operating Expenses	$365.6	$1,019.3	(64.1%)	$272.8	$266.9	2.2%
Operating Margin	(39.5%)	(76.5%)	3,700 bps	27.7%	28.9%	(120 bps)
Net Margin	(33.3%)	(86.3%)	5,300 bps	19.0%	18.7%	30 bps
Diluted EPS	($1.01)	($2.46)	58.9%	$0.58	$0.53	9.4%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

			Increase (Decrease)
$ in millions	Q2’19	Q2’18	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$115.5	$117.7	(1.9%)	0.3%	(2.5%)	(0.7%)	6.0%
Molecular Diagnostics	$167.8	$150.7	11.4%	12.8%	10.6%	14.8%	22.8%
Blood Screening	$13.4	$11.3	19.0%	19.0%	18.6%	-	-
Total Diagnostics	$296.7	$279.7	6.0%	7.8%	6.2%	5.6%	12.9%
Total Diagnostics ex. Blood	$283.3	$268.4	5.6%	7.3%	5.5%	5.6%	12.9%

Breast Health
Breast Imaging	$265.9	$250.4	6.2%	7.5%	7.5%	1.6%	7.2%
Interventional Breast Solutions	$55.6	$49.7	11.8%	12.9%	14.7%	(1.5%)	4.6%
Total Breast Health	$321.5	$300.1	7.1%	8.4%	8.8%	1.2%	6.9%

Medical Aesthetics	$73.8	$85.5	(13.7%)	(12.1%)	(15.3%)	(11.9%)	(8.2%)

GYN Surgical	$102.2	$99.4	2.8%	4.1%	2.0%	6.5%	14.2%

Skeletal Health	$24.2	$24.6	(1.4%)	0.8%	(10.7%)	14.9%	20.8%

Total	$818.4	$789.3	3.7%	5.2%	4.6%	1.0%	6.9%
Total Revenue ex. Blood	$805.0	$778.1	3.5%	5.0%	4.3%	1.0%	6.9%

Other Financial Highlights

  U.S. revenue of $615.5 million increased 4.6%. International revenue of $202.9 million increased 1.0%, or 6.9% in constant currency. Excluding Medical Aesthetics, international growth was 4.4%, or 10.9% in constant currency.
  The recently acquired Faxitron and Focal businesses contributed $14.6 million to Breast Health revenue, an increase of 40.4% compared to what the companies recorded as independent entities in the prior year period.
  Gross margin was 5.2% on a GAAP basis, and 61.0% on a non-GAAP basis. GAAP gross margin decreased significantly primarily due to a $374.6 million non-cash impairment charge related to Medical Aesthetics intangible assets and equipment recorded within cost of goods sold. Non-GAAP gross margin decreased 170 basis points, primarily due to unfavorable product sales mix, manufacturing variances, one-time charges, and the negative impact of a stronger U.S. dollar.
  The Company’s effective tax rate was a benefit of 22.9% on a GAAP basis, and a provision of 21.0% on a non-GAAP basis.
  GAAP net loss was ($272.6) million, which included an aggregate $443.8 million of non-cash impairment charges related to intangible assets and equipment in Medical Aesthetics. This compares to a GAAP net loss of ($681.4) million in the prior year period, which included impairment charges related to goodwill and an in-process research and development asset in Medical Aesthetics.
  Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $254.1 million, an increase of 2.4%.
  GAAP EPS of ($1.01) increased 58.9% compared to the prior year period. Non-GAAP diluted EPS of $0.58 increased 9.4%.
  Total debt outstanding at the end of the quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $401.0 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.6 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.3% declined 30 basis points compared to the prior year period.

Financial Guidance for Fiscal 2019

Based on its strong performance in the fiscal second quarter, Hologic is raising its full-year guidance for revenue and non-GAAP EPS.

Hologic’s financial guidance for the third quarter and fiscal year 2019 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 22%, lower than the Company’s previous estimate of 23%, and diluted shares outstanding of approximately 272 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2019 as in fiscal 2018. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2019.

	Current Guidance			Previous Guidance
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Fiscal 2019
Revenue	4.3% to 4.9%	3.3% to 3.9%	$3,325 - $3,345	3.8% to 4.7%	2.7% to 3.6%	$3,305 - $3,335
GAAP EPS		N.M.	$0.06 - $0.09		N.M.	$1.39 – $1.43
Non-GAAP EPS		8.1% to 9.4%	$2.41 - $2.44		7.2% to 9.0%	$2.39 - $2.43

Q3 2019
Revenue	1.2% to 3.0%	0.1% to 1.9%	$825 - $840
GAAP EPS		N.M.	$0.33 - $0.35
Non-GAAP EPS		3.4% to 6.9%	$0.60 - $0.62

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible notes; (v) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) debt extinguishment losses and related transaction costs; (viii) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (ix) litigation settlement charges (benefits) and non-income tax related charges (benefits); (x) other-than-temporary impairment losses on investments and realized gains resulting from the sale of investments; (xi) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities; (xii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiii) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2019. Approximately 10 minutes before the call, dial 888-254-3590 (in the U.S.) or +1 323-994-2093 (international) and enter access code 5259693. A replay will be available approximately two hours after the call ends through Friday, May 24, 2019. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 5259693, PIN 2953. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Aptima, Cynosure, LOCalizer, Unifi, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018

Revenues:
Product	$667.8	$645.0	$1,350.9	$1,295.7
Service and other	150.6	144.3	298.2	284.7
Total revenues	818.4	789.3	1,649.1	1,580.4

Cost of revenues:
Product	232.9	217.1	465.0	430.8
Amortization of acquired intangible assets	80.4	79.8	161.4	159.6
Impairment of intangible assets and equipment	374.6	—	374.6	—
Service and other	88.1	77.3	171.6	150.4

Gross profit	42.4	415.1	476.5	839.6

Operating expenses:
Research and development	57.3	56.8	110.5	111.6
Selling and marketing	133.5	130.5	279.5	270.0
General and administrative	89.9	83.8	168.5	161.7
Amortization of acquired intangible assets	14.1	14.7	28.2	29.1
Impairment of intangible assets and equipment	69.2	46.0	69.2	46.0
Impairment of goodwill	—	685.7	—	685.7
Restructuring charges	1.6	1.8	3.3	5.6
Total operating expenses	365.6	1,019.3	659.2	1,309.7

Loss from operations	(323.2)	(604.2)	(182.7)	(470.1)
Interest income	0.8	2.1	2.1	2.9
Interest expense	(34.8)	(38.9)	(70.9)	(79.9)
Debt extinguishment losses	—	(44.9)	(0.8)	(45.9)
Other income (expense), net	3.5	(5.1)	2.9	(2.2)

Loss before income taxes	(353.7)	(691.0)	(249.4)	(595.2)
Benefit for income taxes	(81.1)	(9.6)	(75.4)	(320.5)

Net Loss	$(272.6)	$(681.4)	$(174.0)	$(274.7)

Net loss per common share:
Basic	$(1.01)	$(2.46)	$(0.64)	$(0.99)
Diluted	$(1.01)	$(2.46)	$(0.64)	$(0.99)

Weighted average number of shares outstanding:
Basic	269,235	277,114	269,913	276,985
Diluted	269,235	277,114	269,913	276,985

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	March 30, 2019	September 29, 2018
ASSETS

Current assets:
Cash and cash equivalents	$401.0	$666.7
Accounts receivable, net	557.5	579.2
Inventories	443.4	384.1
Other current assets	109.1	93.2
Total current assets	1,511.0	1,723.2

Property, plant and equipment, net	469.7	478.2
Goodwill and intangible assets, net	4,439.4	4,931.8
Other assets	105.2	97.7
Total assets	$6,525.3	$7,230.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$310.7	$599.7
Accounts payable and accrued liabilities	561.0	630.0
Deferred revenue	173.5	172.9
Total current liabilities	1,045.2	1,402.6

Long-term debt, net of current portion	2,799.7	2,704.6
Deferred income taxes	335.4	498.2
Other long-term liabilities	185.2	196.7
Total stockholders' equity	2,159.8	2,428.8
Total liabilities and stockholders’ equity	$6,525.3	$7,230.9

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Six Months Ended
	March 30, 2019	March 31, 2018
OPERATING ACTIVITIES
Net loss	$(174.0)	$(274.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	46.8	52.0
Amortization of acquired intangibles	189.6	188.7
Non-cash interest expense	4.0	11.2
Stock-based compensation expense	34.6	35.9
Deferred income taxes	(173.3)	(433.6)
Goodwill impairment charge	—	685.7
Intangible asset and equipment impairment charges	443.8	46.0
Debt extinguishment loss	0.8	45.9
Fair value write-up of acquired inventory sold	3.6	—
Other adjustments and non-cash items	6.0	7.3
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	18.6	2.5
Inventories	(54.0)	(27.5)
Prepaid income taxes	(8.3)	(29.8)
Prepaid expenses and other assets	(10.4)	(9.1)
Accounts payable	(27.2)	(9.5)
Accrued expenses and other liabilities	(71.2)	(22.5)
Deferred revenue	8.7	(2.0)
Net cash provided by operating activities	238.1	266.5
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(108.6)	(4.4)
Capital expenditures	(23.0)	(24.6)
Increase in equipment under customer usage agreements	(28.9)	(24.2)
Purchase of cost-method investment	(3.0)	(6.0)
Other activity	(3.6)	(2.1)
Net cash used in investing activities	(167.1)	(61.3)
FINANCING ACTIVITIES
Proceeds from long-term debt	1,500.0	1,500.0
Repayment of long-term debt	(1,462.5)	(1,340.6)
Proceeds from senior notes	—	1,350.0
Repayment of senior notes	—	(1,037.7)
Payments to extinguish convertible notes	—	(302.8)
Payment of acquired long-term debt	(2.5)	—
Proceeds from amounts borrowed under revolving credit line	480.0	710.0
Repayments of amounts borrowed under revolving credit line	(695.0)	(900.0)
Repayment of amounts borrowed under accounts receivable securitization program	(18.0)	—
Payment of debt issuance costs	(2.7)	(23.5)
Purchase of interest rate caps	(1.5)	—
Repurchase of common stock	(150.1)	(90.7)
Proceeds from issuance of common stock pursuant to employee stock plans	28.8	16.3
Payments under capital lease obligations	(0.8)	(0.8)
Payment of minimum tax withholdings on net share settlements of equity awards	(11.9)	(15.6)
Net cash used in financing activities	(336.2)	(135.4)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	3.8
Net (decrease) increase in cash and cash equivalents	(265.7)	73.6
Cash and cash equivalents, beginning of period	666.7	540.6
Cash and cash equivalents, end of period	$401.0	$614.2

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share and margin percentages)

	Three Months Ended				Six Months Ended
	March 30, 2019		March 31, 2018		March 30, 2019		March 31, 2018
Gross Profit:
GAAP gross profit	$42.4		$415.1		$476.5		$839.6
Adjustments:
Amortization of acquired intangible assets (1)	80.4		79.8		161.4		159.6
Incremental depreciation expense (2)	0.1		0.1		0.2		0.3
Impairment of intangible assets and equipment (17)	374.6		—		374.6		—
Fair value write-up of acquired inventory (12)	1.8		—		3.6		—
Non-GAAP gross profit	$499.3		$495.0		$1,016.3		$999.5

Gross Margin Percentage:
GAAP gross margin percentage	5.2%		52.6%		28.9%		53.1%
Impact of adjustments above	55.8%		10.1%		32.7%		10.1%
Non-GAAP gross margin percentage	61.0%		62.7%		61.6%		63.2%

Operating Expenses:
GAAP operating expenses	$365.6		$1,019.3		$659.2		$1,309.7
Adjustments:
Amortization of acquired intangible assets (1)	(14.1)		(14.7)		(28.2)		(29.1)
Incremental depreciation expense (2)	(0.3)		(1.6)		(0.7)		(5.1)
Transaction expenses (4)	(0.9)		(0.3)		(1.3)		(0.7)
Non-income tax benefit (9)	—		—		—		4.0
Litigation settlements (19)	(4.5)		—		(4.5)		—
Integration/consolidation costs (3)	(2.2)		(0.6)		(4.5)		(1.1)
Restructuring charges (3)	(1.6)		(1.8)		(3.3)		(5.6)
Research and development asset charge (16)	—		(1.7)		—		(1.7)
Impairment of intangible assets and equipment (17)	(69.2)		(46.0)		(69.2)		(46.0)
Impairment of goodwill (18)	—		(685.7)		—		(685.7)
Non-GAAP operating expenses	$272.8		$266.9		$547.5		$538.7

Operating Margin:
GAAP loss from operations	$(323.2)		$(604.2)		(182.7)		(470.1)
Adjustments to gross profit as detailed above	456.9		79.9		539.8		159.9
Adjustments to operating expenses as detailed above	92.8		752.4		111.7		771.0
Non-GAAP income from operations	$226.5		$228.1		$468.8		$460.8

Operating Margin Percentage:
GAAP loss from operations margin percentage	(39.5	) %	(76.5	) %	(11.1	) %	(29.7	) %
Impact of adjustments above	67.2%		105.4%		39.5%		58.9%
Non-GAAP operating margin percentage	27.7%		28.9%		28.4%		29.2%

Interest Expense:
GAAP interest expense	$34.8		$38.9		70.9		79.9
Adjustments:
Non-cash interest expense relating to convertible notes (5)	—		(0.6)		—		(3.5)
Debt transaction costs (10)	—		(2.6)		(0.8)		(4.3)
Non-GAAP interest expense	$34.8		$35.7		$70.1		$72.1

Pre-Tax Income (Loss):
GAAP pre-tax loss	$(353.7)		$(691.0)		(249.4)		(595.2)
Adjustments to pre-tax earnings as detailed above	549.7		835.5		652.3		938.7
Debt extinguishment losses (6)	—		44.9		0.8		45.9
(Gain) loss on sale of investment securities (7)	—		—		(0.8)		0.6
Unrealized losses (gains) on forward foreign currency contracts (8)	1.4		1.7		(2.0)		0.2
Non-GAAP pre-tax income	$197.4		$191.1		400.9		390.2

Net Income (Loss):
GAAP net loss	$(272.6)		(681.4)		$(174.0)		$(274.7)
Adjustments:
Amortization of acquired intangible assets (1)	94.5		94.5		189.6		188.7
Fair value write-up of acquired inventory sold (12)	1.8		—		3.6		—
Restructuring, integration/consolidation costs and transaction expenses (3) (4)	4.7		2.7		9.1		7.4
Non-income tax expense (benefit) (9)	—		—		—		(4.0)
Incremental depreciation expense (2)	0.4		1.7		0.9		5.4
Impairment of intangible assets and equipment (17)	443.8		46.0		443.8		46.0
Impairment of goodwill (18)	—		685.7		—		685.7
Research and development asset charge (16)	—		1.7		—		1.7
Debt related expenses (5) (6) (10)	—		48.1		1.6		53.7
Litigation settlements (19)	4.5		—		4.5		—
Non-operating losses (gains) (7) (8)	1.4		1.7		(2.8)		0.8
Discrete impact of tax reform (11)	—		2.1		5.0		(327.1)
Tax benefit of tax internal reorganization (15)	0.8		—		(19.2)		—
Income tax effect of reconciling items (13)	(123.4)		(55.5)		(149.4)		(83.0)
Non-GAAP net income	$155.9		$147.3		$312.7		$300.6

Net Income (Loss) Percentage:
GAAP net loss percentage	(33.3)%		(86.3	) %	(10.6	) %	(17.4	) %
Impact of adjustments above	52.3%		105.0%		29.6%		36.4%
Non-GAAP net income percentage	19.0%		18.7%		19.0%		19.0%

Earnings (Loss) Per Share:
GAAP loss per share - Diluted	$(1.01)		$(2.46)		$(0.64)		$(0.99)
Adjustment to net loss (as detailed above)	1.59		2.99		1.79		2.06
Non-GAAP earnings per share – diluted (14)	$0.58		$0.53		$1.15		$1.07

Adjusted EBITDA:
Non-GAAP net income	$155.9		$147.3		$312.7		$300.6
Interest expense, net, not adjusted above	34.0		33.6		68.0		69.2
Provision for income taxes	41.4		44.0		88.2		89.8
Depreciation expense, not adjusted above	22.8		23.3		45.9		46.6
Adjusted EBITDA	$254.1		$248.2		$514.8		$506.2

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.
(3)	To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.
(4)	To reflect expenses with third parties related to acquisitions and divestitures typically incurred prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.
(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities and a cost method investment.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit.
(10)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of fiscal 2019 and 2018 refinancings of the Company's Credit Agreement and the fiscal 2018 refinancing of the Senior Notes in the first quarter of fiscal 2018.
(11)	To reflect the discrete impact of tax reform to the provision for income taxes for the six months ended March 30, 2019. The benefit reduction of $5.0 million recorded in the six months ended March 30, 2019 was primarily related to credit utilization limitations and executive compensation deduction disallowances resulting from the completion of computations in the three months ended December 29, 2018. The primary benefit recorded in the six months ended March 31, 2018 was due to the tax reform re-measurement of the Company's domestic net deferred tax liabilities at a significantly lower federal tax rate.
(12)	To reflect the fair value step up of inventory sold during the period related to the Focal acquisition.
(13)	To reflect an estimated annual effective tax rate of 22.0% and 23.0% for fiscal 2019 and 2018, respectively.
(14)	Non-GAAP earnings per share was calculated based on 270,899 and 271,636 weighted average diluted shares outstanding for the three and six months ended March 30, 2019, respectively, and 280,047 and 280,424 for the three and six months ended March 31, 2018, respectively.
(15)	To reflect a discrete tax benefit recorded in the six months ended March 30, 2019 from the adjustment of the Company's current and deferred tax accounts related to an internal restructuring.
(16)	To reflect the purchase of intangible assets to be used in a research and development project that have no future alternative use.
(17)	To reflect an intangible asset and equipment impairment charge aggregating $443.8 million related to the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business, in the second quarter of fiscal 2019. The Company identified impairment indicators in the second quarter of fiscal 2019 and determined the undiscounted cash flows of the asset group were not sufficient to recover the carrying value of the asset group. As such, the Company determined the fair value of the asset group and recorded an impairment charge for the difference between its fair value and carrying value. For 2018, to reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.
(18)	To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.
(19)	To primarily reflect the Company's net settlements of litigation with Enzo and Fujifilm in the second quarter of FY19.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending June, 2019		Year Ending September 28, 2019
	Low	High	Low	High
GAAP Net Income (Loss) Per Share	$0.33	$0.35	$0.06	$0.09
Amortization of acquired intangible assets	$0.33	$0.33	$1.34	$1.34
Step-up of acquired inventory	—	—	$0.03	$0.03
Restructuring, integration and other charges	$0.01	$0.01	$0.07	$0.07
Intangible asset and equipment impairment charges	—	—	$1.63	$1.63
Discrete tax benefit of an internal restructuring	—	—	$(0.07)	$(0.07)
Discrete impact of tax reform	—	—	$0.02	$0.02
Tax impact of exclusions	$(0.07)	$(0.07)	$(0.67)	$(0.67)
Non-GAAP Net Income Per Share	$0.60	$0.62	$2.41	$2.44

Trailing Twelve Months ended March 30, 2019
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$630.4
Non-GAAP provision for income taxes	183.1
Non-GAAP interest expense	138.8
Non-GAAP other income	(9.6)
Adjusted net operating profit before tax	$942.7
Non-GAAP average effective tax rate (1)	22.5%
Adjusted net operating profit after tax	$730.5

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,230.5
Less: Average cash and cash equivalents	(507.5)
Average net debt	$2,723.0
Average stockholders’ equity (3)	$3,237.0
Average net debt plus average stockholders’ equity	$5,960.0

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	12.3%

(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended June 30, 2018 was 22.3%, the three months ended September 29, 2018 was 23.7%, the three months ended December 29, 2018 was 23.0% and the three months ended March 30, 2019 was 21.0%.
(2)	Calculated using the average of the balances as of March 30, 2019 and March 31, 2018.
(3)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, and the impairment of intangible assets and equipment of $443.8 million in fiscal 2019. The impact of the intangible asset impairment charges is reflected net of tax.

As of
March 30, 2019
Leverage Ratio:

Total principal debt	$3,142.0
Total cash	(401.0)
Net principal debt, as adjusted	$2,741.0
EBITDA for the last four quarters	$1,039.7
Leverage Ratio	2.6

Other Supplemental Information:

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Geographic Revenues
U.S.	75.1%	74.5%	75.0%	75.0%
Europe	12.5%	12.6%	12.3%	12.0%
Asia-Pacific	7.9%	7.9%	8.1%	8.3%
Rest of World	4.5%	5.0%	4.6%	4.7%
Total Revenues	100.0%	100.0%	100.0%	100.0%

CONTACT:
Michael Watts
Vice President, Investor Relations and Corporate Communications
858-410-8588
Michael.watts@hologic.com